UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 24, 2006

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On October 24, 2006 TriCo Bancshares announced its quarterly earnings for the period ended September 30, 2006. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated October 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  October 24, 2006       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated October 24, 2006

Exhibit No. 99.1
----------------

PRESS RELEASE                                       Contact:   Thomas J. Reddish
For Immediate Release                                   EVP & CFO (530) 898-0300

TRICO BANCSHARES ANNOUNCES RECORD QUARTERLY EARNINGS CHICO, Calif. - (October 24, 2006) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record quarterly earnings of $6,820,000 for the quarter ended September 30, 2006. This represents a 14.4% increase when compared with earnings of $5,961,000 for the quarter ended September 30, 2005. Diluted earnings per share for the quarter ended September 30, 2006 increased 13.5% to $0.42 from $0.37 for the quarter ended September 30, 2005. Total assets of the Company increased $117,148,000 (6.6%) to $1,904,004,000 at September 30, 2006
from $1,786,856,000 at September 30, 2005. Total loans of the Company increased $179,069,000 (13.5%) to $1,507,159,000 at September 30, 2006 from $1,328,090,000 at September 30, 2005. Total deposits of the Company increased $86,875,000 (6.0%) to $1,525,174,000 at September 30, 2006 from $1,438,299,000 at September
30, 2005. Diluted earnings per share for the nine months ended September 30, 2006 and 2005 were $1.22 and $1.04, respectively, on earnings of $19,912,000 and $16,937,000, respectively.

The improvement in results from the year-ago quarter was due to a $1,991,000 (9.9%) increase in fully tax-equivalent (FTE) net interest income to $22,077,000, and a $712,000 (75.2%) decrease in provision for loan losses. These contributing factors were partially offset by a $1,346,000 (8.6%) increase in noninterest expense to $17,026,000 for the quarter ended September 30, 2006.

The increase in net interest income (FTE) was due to a $126,774,000 (8.1%) increase in average balances of interest-earning assets to $1,701,166,000 and a 0.09% increase in net interest margin (FTE) to 5.19%. The increase in net interest margin was mainly due to an 0.23% increase in the impact of net noninterest-bearing funds to 0.61% from 0.38% in the quarter ended September 30, 2005 that was partially offset by a 0.14% decrease in net interest spread as the average yield on interest-earning assets increased 0.93% while the average rate paid on interest-bearing liabilities increased 1.07% from the quarter ended September 30, 2005.

The Company provided $235,000 for loan losses in the third quarter of 2006 versus $947,000 in the third quarter of 2005. During the third quarter of 2006, the Company recorded $135,000 of net loan charge offs versus $43,000 of net loan charge-offs in the third quarter of 2005. The net loan charge-offs of $135,000 during the third quarter of 2006 represented 0.04% of average loan balances on an annualized basis. At September 30, 2006, the Company's combined allowance for loan losses ($16,993,000) and reserve for unfunded commitments ($1,849,000) represented 417% of non-performing loans net of government agency guarantees ($4,523,000).

Noninterest income for the third quarter of 2006 increased $17,000 (0.3%) from the third quarter of 2005, mainly due to a $50,000 (1.4%) increase in service charges on deposit accounts to $3,703,000, a $105,000 (12.8%) increase in ATM fees and interchange to $927,000, and a $66,000 (35.9%) decrease in amortization (or change in value) of mortgage servicing rights, that were partially offset by a $88,000 (16.4%) decrease in commissions on sale of nondeposit investment products to $447,000, and a $210,000 (44.3%) decrease in gain on sale of loans to $264,000. The increase in service charges on deposit accounts was primarily due to growth in the number of customers. The increase in ATM fees and interchange was due to growth in the number of customers and expansion of ATM network as part of new branch openings. The decrease in amortization (or change in value) of mortgage servicing rights was due primarily to a slowdown in residential mortgage refinance activity which generally increases the value of mortgage servicing rights. The shift from amortization of mortgage servicing rights to change in value of mortgage servicing rights was due to the adoption of market value accounting for mortgage servicing rights effective January 1, 2006 and the related change in market value from July 1, 2006 to September 30, 2006. The decrease in gain on sale of loans was due to a slowdown in residential mortgage refinance activity.

Noninterest expense for the third quarter of 2006 increased $1,346,000 (8.6%) compared to the third quarter of 2005. Salaries and benefits expense increased $692,000 (8.1%) to $9,276,000. The increase in salaries and benefits expense was mainly due to annual salary increases, and new employees at the Company's recently opened branches in Roseville-Pleasant Grove (November 2005), Yuba City-Marketplace (January 2006), Folsom-Empire Ranch (March 2006), Natomas-Arena Blvd (April 2006), Antelope (May 2006), Anderson (June 2006), and Elk Grove (August 2006). Other categories of noninterest expense, including occupancy and ATM network charges, also increased, in part, due to these newly-opened branches. Advertising and marketing expense increased $76,000 (13.1%) to $655,000. Professional fees increased $88,000 (30.7%) to $375,000 due to increased audit fees.

As of September 30, 2006, the Company had repurchased 374,371 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which left 125,629 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "We are encouraged by the record results our team members were able to generate for our Company during this most recent quarter even as we opened our sixth branch in 2006 to bring our total number of branches to fifty-four. We achieved another quarter of strong loan growth, continued excellent credit quality of our loan portfolio and a steady increase in service charge and fee revenue. We believe these results reflect our ability to deliver, and our market's acceptance of, our values of service and convenience. We believe this strategy will allow us to continue to grow our Company in a profitable manner despite the current environment of a flat yield curve, increased competition for deposits and a slowdown in mortgage refinance activity."

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 30-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 22 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 60 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.





                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                   (Unaudited. Dollars in thousands, except share data)
                                                  Three months ended
                                         -------------------------------------------------------------------------------------
                                               September 30,       June 30,       March 31,     December 31,   September 30,
                                                   2006              2006            2006           2005            2005
                                         -------------------------------------------------------------------------------------
Statement of Income Data
Interest income                                     $31,421         $29,379        $27,978        $26,876          $25,334
Interest expense                                      9,576           8,275          6,773          6,100            5,519
Net interest income                                  21,845          21,104         21,205         20,776           19,815
Provision for loan losses                               235             554            500            561              947
Noninterest income:
      Service charges and fees                        5,056           4,956          4,857          4,790            4,795
      Other income                                    1,593           1,575          1,591          1,832            1,837
Total noninterest income                              6,649           6,531          6,448          6,622            6,632
Noninterest expense:
      Salaries and benefits                           9,276           8,618          9,156          8,565            8,584
      Intangible amortization                           350             350            346            346              346
      Provision for losses -
       unfunded commitments                               -              36              -            139                3
      Other expense                                   7,400           7,272          6,920          6,750            6,747
Total noninterest expense                            17,026          16,276         16,422         15,800           15,680
Income before taxes                                  11,233          10,805         10,731         11,037            9,820
Net income                                           $6,820          $6,557         $6,535         $6,734           $5,961
Share Data
Basic earnings per share                              $0.43           $0.42          $0.42          $0.43            $0.38
Diluted earnings per share                             0.42            0.40           0.40           0.41             0.37
Book value per common share                           10.41            9.96           9.68           9.52             9.30
Tangible book value per common share                  $9.22           $8.75          $8.44          $8.25            $8.04
Shares outstanding                               15,857,107      15,855,107     15,778,090     15,707,835       15,728,106
Weighted average shares                          15,855,933      15,798,565     15,736,544     15,711,257       15,687,547
Weighted average diluted shares                  16,365,858      16,388,855     16,379,595     16,336,888       16,330,035
Credit Quality
Non-performing loans, net of
       government agency guarantees                  $4,523          $3,913         $4,048         $2,961           $3,048
Other real estate owned                                   -               -              -              -                -
Loans charged-off                                       368             564            357            392              479
Loans recovered                                        $233            $259           $275           $261             $436
Allowance for losses to total loans(1)                1.25%           1.29%          1.32%          1.30%            1.32%
Allowance for losses to NPLs(1)                        417%            479%           456%           609%             573%
Allowance for losses to NPAs(1)                        417%            479%           456%           609%             573%
Selected Financial Ratios
Return on average total assets                        1.45%           1.42%          1.43%          1.51%            1.37%
Return on average equity                             16.64%          16.68%         16.93%         18.00%           16.26%
Average yield on loans                                7.82%           7.44%          7.24%          7.11%            6.93%
Average yield on interest-earning assets              7.44%           7.07%          6.86%          6.72%            6.51%
Average rate on interest-bearing liabilities          2.86%           2.50%          2.11%          1.94%            1.79%
Net interest margin (fully tax-equivalent)            5.19%           5.10%          5.21%          5.21%            5.10%
Total risk based capital ratio                        11.1%           11.1%          11.1%          10.8%            11.2%
Tier 1 Capital ratio                                  10.1%           10.1%          10.0%           9.8%            10.1%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.



                                  TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                         (Unaudited. Dollars in thousands)
                                               Three months
                                          ----------------------------------------------------------------------------
                                             September 30,     June 30,      March 31,    December 31,  September 30,
                                                  2006           2006           2006          2005           2005
                                          ----------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                          $78,281        $84,663       $78,742        $90,562        $85,413
Federal funds sold                                 1,387            526             -          2,377            218
Securities, available-for-sale                   209,886        221,828       244,441        260,278        271,134
Federal Home Loan Bank Stock                       8,206          8,103         7,691          7,602          7,516
Loans
      Commercial loans                           153,705        146,952       134,049        143,175        141,057
      Consumer loans                             527,185        517,588       510,809        508,233        494,277
      Real estate mortgage loans                 661,962        642,422       630,821        623,511        600,875
      Real estate construction loans             164,307        149,046       124,429        110,116         91,881
Total loans, gross                             1,507,159      1,456,008     1,400,108      1,385,035      1,328,090
Allowance for loan losses                        (16,993)       (16,893)      (16,644)       (16,226)       (15,796)
Premises and equipment                            21,556         21,597        21,068         21,291         21,223
Cash value of life insurance                      42,991         42,571        42,168         41,768         41,519
Goodwill                                          15,519         15,519        15,519         15,519         15,519
Intangible assets                                  3,361          3,711         4,061          4,407          4,373
Other assets                                      32,651         33,523        32,372         28,662         27,647
Total assets                                   1,904,004      1,871,156     1,829,526      1,841,275      1,786,856
Deposits
      Noninterest-bearing demand deposits        357,754        354,576       354,514        368,412        346,456
      Interest-bearing demand deposits           229,143        235,100       249,064        244,193        243,926
      Savings deposits                           369,933        388,847       432,087        438,177        449,893
      Time certificates                          568,344        535,917       491,726        446,015        398,024
Total deposits                                 1,525,174      1,514,440     1,527,391      1,496,797      1,438,299
Federal funds purchased                          106,500         96,700        45,800         96,800        103,200
Reserve for unfunded commitments                   1,849          1,849         1,813          1,813          1,674
Other liabilities                                 28,254         24,964        29,046         23,744         24,412
Other borrowings                                  35,848         33,971        31,441         31,390         31,711
Junior subordinated debt                          41,238         41,238        41,238         41,238         41,238
Total liabilities                              1,738,863      1,713,162     1,676,729      1,691,782      1,640,534
Total shareholders' equity                       165,141        157,994       152,797        149,493        146,322
Accumulated other
      comprehensive loss                          (3,607)        (5,629)       (5,330)        (3,825)        (2,538)
Average loans                                  1,477,551      1,427,735     1,384,541      1,344,654      1,284,977
Average interest-earning assets                1,701,166      1,676,705     1,646,777      1,615,901      1,574,392
Average total assets                           1,880,029      1,850,487     1,822,441      1,784,018      1,744,015
Average deposits                               1,501,630      1,497,571     1,498,825      1,473,625      1,421,055
Average total equity                            $163,919       $157,232      $154,410       $149,619       $146,660


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